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Exhibit 10.35

               ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND RENTS


ASSIGNOR:         BALANCED CARE REALTY (OFC), INC.
                  1215 Manor Drive
                  Mechanicsburg, PA  17055

ASSIGNEE:         OCWEN FINANCIAL CORPORATION
                  c/o Ocwen Federal Bank FSB
                  1675 Palm Beach Lakes Blvd.
                  West Palm Beach, FL  33401
                  Attn:  Secretary


         FOR VALUE RECEIVED, the undersigned, Balanced Care Realty (OFC), Inc., a Delaware corporation, with an address as set forth above, herein referred to as "Assignor," does hereby assign to Ocwen Financial Corporation, a Florida corporation ("Assignee"), with an address as set forth above, its entire position as lessor or sublessor with respect to all leases or rental arrangements, specifically including any guarantees of lease payments and other lease obligations provided to Assignor in connection with any leases executed or delivered, and also specifically including but not limited to all resident, occupancy, or residency agreements between Assignor and any client or tenant occupying the Premises, both oral and written, now existing or hereafter made or existing, including, without limitation, any lease agreement, hereinafter whether one or more collectively referred to as "leases" and all extensions or renewals thereof and any guarantees of lessee obligations thereunder with respect to the following premises (the "Premises"):

             SEE EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN
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together with but not limited to all (a) rents (or payments in lieu of rents), payments, royalties, income, receipts, revenues, issues and profits now, during, or hereafter payable under said lease or any extensions or renewals thereof and all benefits and advantages to be derived by Assignor from said leases or guarantees of such leases (collectively, "rents"); (b) rights and claims for damage against tenants arising out of defaults under the leases including rights to compensation with respect to rejected leases pursuant to Section 365(a) of the Federal Bankruptcy Code (or any replacement section thereto) and all benefits and advantages to be derived therefrom; (c) all monies due or to become due to Assignor under the leases for services, materials or installations supplied, whether or not the same were supplied under the terms of the leases;
(d) all liquidated damages following default under the leases; (e) all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Premises; and (f) all rents (or payments in lieu of rents), royalties, income, receipts, revenues, and the like from any guarantee of any lease given in favor of Assignor.

         Subject to and only in compliance with all applicable laws, Assignor does hereby empower Assignee, its agents or attorneys to collect, sue for, settle, compromise, and forgive all of the rents and/or other payments that may become due under said leases and avail itself of and pursue all remedies for the enforcement of said leases and Assignor's rights in and under said leases.

         Assignor will deliver to Assignee, within thirty (30) business days of Assignee's request therefore, copies of all executed leases, including any guarantees of such leases. Assignor warrants that (a) the leases as delivered to Assignee shall be true, correct and complete duplicates and unamended except for amendments furnished to Assignee, (b) Assignor has not heretofore assigned or pledged the leases or any interest therein, (c) except as set forth on Schedule 1, attached hereto and incorporated herein, no default exits on the part of the non-residential lessees, or Assignor, as lessor or sublessor, in the performance on the part of either, of the terms, covenants, provisions, or agreements in said leases contained, (d) except as set forth on Schedule 2, attached hereto and incorporated herein, no rent has been paid by any of the lessees for more than one (1) month in advance, and (e) except as set forth on Schedule 3, attached hereto and incorporated herein, without the written consent of Assignee, no payment of rents to accrue under said non-residential leases will be waived, released, setoff, reduced, discounted, or otherwise discharged or compromised by Assignor,


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whether directly or indirectly, and whether by Assignor assuming any of lessee's obligations with respect to other premises, or otherwise.

         Assignor represents, warrants or covenants, as the case may be:

                  (a) to maintain six (6) months' rent loss insurance;

                  (b) except as set forth on Schedule 2, not to collect any of the rents, income and profits arising or accruing under said leases more than one (1) month in advance of the time when the same become due under the terms thereof;

                  (c) except as set forth on Schedule 3, without Assignee's written consent, not to discount or waive any future accruing rents under non-residential leases;

                  (d) not to execute any other assignments or pledges, or transfer of said leases, lease guarantees, or any interest therein or any of the rents thereunder;

                  (e) to perform in all material respects all of Assignor's covenants and agreements as lessor or sublessor under said leases and not to suffer or permit to occur any release of liability of the non-residential lessees, or any rights to the non-residential lessees to withhold payment of rent; to give prompt notices to Assignee of any notice of default on the part of Assignor with respect to non-residential leases received from the lessees thereunder; and to furnish Assignee with complete copies of said notices;

                  (f) in case of default under said non-residential leases by the lessees, to give prompt written notice to Assignee and, if so requested by Assignee, to enforce said non-residential leases and lease guarantees and all remedies available to Assignor against the lessees and lease guarantors; it shall be sufficient notice of monetary defaults by lessees pursuant to this subsection (f) if Assignor provides Assignee with a statement of receivables for rents that remain past due for the prior month by the tenth (10th) day of the current month;


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                  (g) that none of the rights or remedies of Assignee under the
                  Mortgage (as hereinafter defined) shall be delayed or in any way prejudiced by this Assignment;

                  (h) that notwithstanding any variation of the terms of the Mortgage or any extension of time for payment thereunder or any release of part or parts of the lands conveyed thereunder, the leases and benefits hereby assigned shall continue as additional security in accordance with the terms hereof;

                  (i) not to request, consent to, agree to or accept a subordination of said leases to any mortgage or other encumbrance now or hereafter affecting the Premises other than the Mortgage; and

                  (j) it has good title to the leases and lease guarantees hereby assigned and will have good title to leases and lease guarantees entered into subsequent to the date hereof, and has the right, power and capacity to make this Assignment, and has materially complied with all applicable law that may be implicated by the terms of this Assignment and Assignor's entering into this Assignment, and that no person or entity other than Assignor has or will have any right, title or interest in or to the leases and rents or monies derived therefrom.

         That further, except with the prior written consent of Assignee, which consent may be subject to and conditioned upon such terms as Assignee deems reasonably necessary to protect its interest, Assignor agrees that Assignor will not:

                  (a) terminate, modify or amend said non-residential leases or any of the terms thereof, or grant any concessions in connection with therewith, either orally or in writing, or accept a surrender thereof and that any attempted termination, modification or amendment of said non-residential leases without such written consent shall be null and void; provided, however, that Assignor may modify or amend said leases or any of the terms thereof if the result of such modification or amendment is to enhance the position of the lessor or sublessor under such leases, and provided further that Assignor shall be permitted to modify or amend any resident or occupancy agreement with any client or tenant inhabiting the Premises in the ordinary course of the business


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                  operated on the Premises (the operation of an assisted living facility);

                  (b) alter, modify or change the terms of any guarantees, or consent to the assignment of any guarantees, of any of said leases or cancel or terminate such guarantees;

                  (c) consent to any assignments of said non-residential leases or to any subletting of the leased space thereunder, whether or not in accordance with their terms;

                  (d) exercise any right of election, whether specifically set forth in any such lease or otherwise, which would in any way diminish the tenant's liability or have the effect of shortening the stated term of the lease; provided however that Assignor shall be permitted to exercise any such right of election having the aforementioned effects, but only if such exercise occurs in the ordinary course of the business operated on the Premises (the operation of an assisted living facility) with respect to a particular resident or occupancy agreement of a tenant inhabiting the Premises; or,

                  (e) except in compliance with the terms of the Loan Agreements (as defined in the Mortgage, hereinafter defined), sell, transfer, assign, or remove any personal property now or hereafter located on the Premises, unless such action results in substitution or replacement with similar property owned by Assignor and not otherwise encumbered, of equal value; provided, however, that Assignor shall be permitted to remove personal property of a tenant or client inhabiting the Premises under a resident or occupancy agreement in the ordinary course of the business operated on the Premises.

         This Assignment is given as additional security for the (i) obligations of Assignor to Assignee under that certain Term Loan Agreement among Assignor, Assignee, Balanced Care Corporation, a Delaware corporation, Balanced Care at Medina, Inc., Balanced Care at Centerville, Inc., Balanced Care at Shippensburg, Inc., and Senior Care Operators of Shippensburg, LLC, dated of even date herewith ("Term Loan Agreement"), and (ii) other sums secured by that certain Open-End Mortgage, Security Agreement and Assignment of Leases and Rents delivered by Assignor to Assignee, dated of


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even date herewith, with respect to the Premises (the "Mortgage"), said secured sums being hereinafter referred to as the "Indebtedness." The security of this Assignment is and shall be primary and on a parity with said Mortgage and not secondary.

         All amounts collected hereunder, after deducting reasonable expenses of collection, shall be applied on account of the Indebtedness, including, but not limited to, Assignee's expenses for the management, repair, leasing and operation of the Premises, the payment of taxes, assessments and insurance premiums, or for such other expenses as may be provided for in the Mortgage. Nothing herein contained shall be construed as constituting Assignee as a mortgagee in possession. In the event said Mortgage is satisfied, canceled and released, then the releasing of said Mortgage shall constitute a satisfaction, cancellation and release hereof.

         To the extent permitted by applicable law, upon issuance of a deed or deeds pursuant to foreclosure of the Mortgage, all right, title and interest of Assignor in and to said leases and rents shall, by virtue of this instrument, thereupon vest in and become the absolute property of the grantee or grantees in such deed or deeds without any further act or assignment of Assignor. Assignor hereby irrevocably appoints Assignee and its successors and assigns, as its agent and attorney in fact, coupled with an interest, to execute all instruments of Assignment or further assurance in favor of such grantee or grantees in such deed or deeds, as may be necessary or desirable for such purpose. Nothing contained herein shall prevent Assignee from terminating any subordinate(d) lease through such foreclosure.

         In the exercise of the powers herein granted Assignee, no liability shall be asserted or enforced against Assignee, all such liability being hereby expressly waived and released by Assignor, except for Assignee's gross negligence or willful misconduct. Assignee shall be accountable only for such cash as it actually receives under the terms hereof. Assignee shall not be obligated to perform or discharge any obligation, duty or liability under said leases, or under or by reason of this Assignment, and Assignor shall indemnify Assignee for and hold it harmless of and from any and all liability, loss or damage which it may or might incur under said leases or under or by reason of this Assignment (unless expressly assumed by Assignee in writing) and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases, except to the extent any such


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liability, loss, damage, claims, or demands arise out of the gross negligence or willful misconduct of Assignee. Should Assignee incur any such liability, loss or damage under said leases or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby and by the Mortgage, and Assignor shall reimburse Assignee therefor immediately upon demand and any such amounts shall bear interest at the Default Rate, as defined in the Term Loan Agreement. Such attorneys' fees and costs shall include, but not be limited to, fees and costs incurred in any phase of litigation, including, but not limited to, all trials, proceedings and appeals, and all appearances in and connected with any bankruptcy proceedings or creditors' reorganization proceedings.

         Although this instrument is a present assignment, Assignee shall not exercise any of the rights or powers herein conferred upon it until (i) an Event of Default shall have occurred under any of the Loan Agreements (as defined in the Mortgage), specifically including but not limited to the Term Loan Agreement and specifically including but not limited to a default in the payment of Indebtedness (as defined in the Term Loan Agreement) owed to Ocwen or a default in performance by Assignor under any documents, agreements, or notes provided by Assignor to Assignee in connection with such Indebtedness), or (ii) a default occurs under this Assignment, the Mortgage, or any other instrument securing the Assignor's obligations under the Loan Agreements (as defined in the Mortgage). Upon the occurrence of any of the foregoing, Assignee shall be entitled, upon notice to the lessees (and after providing notice to the Borrower under the Term Loan Agreement, if applicable), to all rents and other amounts then due under the leases and thereafter accruing, and this Assignment shall constitute a direction to and full authority to the lessees to pay all such amounts to Assignee without proof of the default relied upon by Assignee. The lessees are hereby irrevocably authorized to rely upon and comply with (and shall be fully protected in so doing) any notice or demand by Assignee for the payment to Assignee of any rental or other sums which may be or thereafter become due under the leases and shall have no right or duty to inquire as to whether any default under the Mortgage, the Term Loan Agreement, the other Loan Agreements (as defined in the Mortgage), or this Assignment has actually occurred or is then existing.

         In addition, Assignor hereby acknowledges and understands that upon (i) an Event of Default having occurred under any of the Loan Agreements (as defined in the Mortgage), specifically


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including but not limited to the Term Loan Agreement and specifically including but not limited to a default in the payment of Indebtedness (as defined in the Term Loan Agreement) owed to Ocwen or a default in performance by Assignor under any other documents, agreements or notes provided by Assignor to Assignee in connection with such Indebtedness), or (ii) a default occurs under this Assignment, the Mortgage, or any other instrument securing the Assignor's obligations under the Loan Agreements (as defined in the Mortgage), and (iii) the lessee's default under any lease assigned pursuant to this Assignment; then, Assignee shall be entitled to all rents and other amounts then due pursuant to any existing lease guaranty from any existing lease guarantor, and this Assignment shall constitute a direction to and grant full authority to the lease guarantor to pay all such amounts to Assignee without question or dispute by the lease guarantor and without proof of default of the lessee presented to the lease guarantor.

         This Assignment is intended to be supplementary to and not in substitution for or in derogation of any assignment of leases or rents contained in the Mortgage, or in any other document by and between Assignor and Assignee. In the event of a default, and after any applicable cure period shall have expired under the provisions of this Assignment, the Mortgage, the Term Loan Agreement, the other Loan Agreements (as defined in the Mortgage), or under any other instrument, document or agreement evidencing or securing Indebtedness (as defined in the Term Loan Agreement) of Borrower, to the extent permitted by all applicable law, Assignee shall, with respect to the Premises and the leases, have the right to exercise any of the remedies provided for in the Mortgage, including the right to enter and take possession of the Premises and to manage, operate, lease, make repairs as Assignee deems proper and to perform such other acts in connection with the management, operation, leasing or construction of the Premises as Assignee deems proper, including the appointment of a receiver for the benefit of Assignee. In the event that the rents or other monies received by Assignee hereunder are not sufficient to meet the costs and expenses incurred by Assignee in exercising its rights and remedies under this Assignment or the Mortgage, any deficiency shall become part of the Indebtedness and shall bear interest at the Default Rate, as defined in the Term Loan Agreement, and, unless otherwise agreed in writing, shall become immediately due and payable.

         Failure of Assignee to do any of the things or exercise any of the rights, interests, powers and/or authorities hereunder


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shall not be construed to be a waiver of any of the rights, powers and/or authorities hereby assigned and granted to Assignee.

         This Assignment shall include any extensions and renewals of the leases or lease guarantees.

         This Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. The words "Assignor", "Assignee", "lessor", and "sublessor", and "lessees", wherever used herein, shall include the persons named herein and designated as such and their respective successors and assigns, and all words and phrases shall be taken to include the singular or plural and masculine, feminine or neuter gender, as may fit the case.

         This Assignment shall cover all leases and rental arrangements including any lease guarantees of Assignor with respect to the Premises, and all subsequent owners of the Premises. Provided, however, that notwithstanding anything to the contrary set forth herein, none of the terms, provisions or conditions set forth herein are intended or shall be construed to limit, abrogate, mitigate or terminate the rights of any of the tenants or residents inhabiting the Premises pursuant to resident or occupancy agreements, and both Assignor and Assignee agree to perform this Assignment in compliance with all applicable law governing (i) the licensure of the Premises as an assisted living facility by the State in which the Premises is located, and (ii) the rights of residents or occupants of the Premises under valid and enforceable residency or occupancy agreements.

         ASSIGNEE AND THE ASSIGNOR HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ASSIGNEE AND ASSIGNOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS ASSIGNMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO ASSIGNEE TO ENTER INTO THE TERM LOAN AGREEMENT DATED THE DATE HEREOF BETWEEN ASSIGNOR AND ASSIGNEE. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ASSIGNEE'S ABILITY TO PURSUE ITS REMEDIES CONTAINED IN THIS ASSIGNMENT OR ANY OTHER AGREEMENT OR DOCUMENT RELATED HERETO.


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         IN WITNESS WHEREOF, the Assignor and Assignee have executed this
Assignment of Lessor's Interest in Leases and Rents to be effective as of March 31, 2002.

Signed and acknowledged                       ASSIGNOR:
in the presence of:
                                              BALANCED CARE REALTY (OFC), INC.

/s/ Theresa M. Haddad
Printed Name: Theresa M. Haddad               By: /s/ Robin L. Barber
                                              Robin L. Barber
/s/ Barbara E. Davis                          Its: Vice President and Secretary
Printed Name: Barbara E. Davis

COMMONWEALTH OF PENNSYLVANIA        )
                                    )SS
COUNTY OF CUMBERLAND                )

         Before me, the subscriber, a Notary Public in and for said State and County, personally appeared Robin L. Barber as Vice President and Secretary of Balanced Care Realty (OFC), Inc., a Delaware corporation, who executed the foregoing instrument as his/her free and voluntary act and deed on behalf of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 4th day of April, 2002.


                                                  /s/ Jaynelle D. Covert
                                                  Notary Public
                                                  My Commission Expires:
                                                  June 21, 2004


Signed and acknowledged                           ASSIGNEE:
in the presence of:
                                                  OCWEN FINANCIAL CORPORATION

/s/John W. Halvorson
Printed Name: John W. Halvorson                   By: /s/ William B. Shepro
                                                  William B. Shepro
/s/Michael L. Roy                                 Its: Sr. Vice President
Printed Name: Michael L. Roy


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STATE OF FLORIDA        :
                        : SS
COUNTY OF PALM BEACH    :

         Before me, the subscriber, a Notary Public in and for said State and County, personally appeared William B. Shepro as Senior Vice President of Ocwen Financial Corporation, a Florida corporation, who executed the foregoing instrument as his/her free and voluntary act and deed on behalf of said Ocwen Financial Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 4th day of April, 2002.


                                                /s/ Jerry Daniel Payton
                                                Notary Public
                                                My Commission Expires:11/16/03


This instrument was prepared by:
Jill E. Aebker, Esq.
Squire, Sanders & Dempsey
1300 Huntington Center
41 South High Street
Columbus, Ohio  43215


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